Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES SUCCESSFUL CONCLUSION OF CONSENT SOLICITATION

WITH RESPECT TO ITS 8.250% SENIOR SECURED NOTES DUE 2028

Las Vegas, Nevada – February 1, 2022 – Full House Resorts, Inc. (“Full House” or the “Company”) (Nasdaq: FLL) announced today that it has successfully concluded its previously announced solicitation (the “Solicitation”) of consents (the “Consents”) to amend the Indenture (such amendments, the “Amendments”) dated as of February 12, 2021 (as amended or supplemented through the date hereof, the “Indenture”) governing Full House’s 8.250% Senior Secured Notes due 2028 (the “Notes”) (CUSIP Nos. 359678 AC3 and U3232F AB3) to allow for the incurrence of up to $100.0 million of additional Notes (the “Additional Notes”): (i) to develop, equip and open The Temporary by American Place, our planned temporary casino in Waukegan, Illinois (“The Temporary”) which we intend to operate while we design and construct our permanent American Place facility, (ii) to pay the transaction fees and expenses of the offer and sale of the Additional Notes and (iii) for general corporate purposes. The Consents will also permit the Company to increase the available borrowings under its credit agreement from $15.0 million to $40.0 million. The aggregate outstanding principal amount of the Notes, prior to the issuance of the Additional Notes, is $310.0 million.

The Solicitation expired at 5:00 p.m., New York City time, on February 1, 2022 (the “Expiration Time”). Consents were received from a majority of holders of the Notes. Full House will pay a cash payment (the “Consent Fee”) of $10.00 per $1,000 principal amount of Notes with respect to which a valid Consent to the Amendments was delivered (and not validly revoked) prior to the Expiration Time. The Consent Fee will only be payable if all conditions to the Solicitation have been satisfied or waived and will be paid substantially concurrently with the issue date of the Additional Notes.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. The Additional Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Full House Resorts

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. The Company is currently constructing Chamonix Casino Hotel, a new luxury hotel and casino in Cripple Creek, Colorado, and has been selected by the Illinois Gaming Board to develop a casino in Waukegan, Illinois. For further information, please visit www.fullhouseresorts.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, Full House Resorts’ intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Full House Resorts’ operations, markets, products and services. Full House Resorts identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Full House Resorts’ most recent Annual Report on Form 10-K, as may be supplemented or amended by Full House Resorts’ subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Full House Resorts undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

(702) 221-7800

www.fullhouseresorts.com